EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-76523 of The Gap, Inc. on Form S-8 of our report dated March 12, 2002, November 18, 2002 as to a subsequent event, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement of in transit inventory and accounts payable) appearing in the Annual Report on Form 10-K/A of The Gap, Inc. for the year ended February 2, 2002.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California

February 10, 2003